UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d) of

The Securities Exchange Act of 1934

Date of Report (date of earliest event reported): June 2, 2011

BANK OF FLORIDA CORPORATION

(Exact name of registrant as specified in its charter)

Florida	000-50091	59-3535315
(State or other jurisdiction Of incorporation)	Commission File Number	(I.R.S. Employer Identification No.)

1850 Park Shore Drive, Suite 204 Naples, Florida		34103
(address of principal executive offices)		(Zip Code)

Registrant’s telephone number: (239) 322-3706

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instructions A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.03 Bankruptcy or Receivership.

On June 2, 2011, the Circuit Court for the 20th Judicial Circuit in and for Collier County, Florida, issued an Order approving Bank of Florida Corporation’s (the “Company”) Plan of Liquidation and Dissolution (the “Plan”). The Company has selected June 27, 2011 as the effective date of the Plan.

Pursuant to the Plan, the Company has consummated the transactions contemplated by that certain Asset Purchase Agreement by and between IBERIABANK and the Corporation’s wholly-owned subsidiary, Florida Trust Company, described below in Item 2.01. The Company shall also cause all of its assets to be liquidated and all of its debts and liabilities to be paid. After payment of all known liabilities, the Company shall set aside cash in a reserve fund in an amount estimated by the Board to be necessary for the payment of estimated expenses, taxes and contingent liabilities. At such time as the Company has determined that all of its liabilities have been paid or provided for, and in any event within one year of the effective date of the Plan, the Company shall distribute any remaining funds to its shareholders, in one or more installments. Any distribution of cash shall be made as follows: (i) first, pro rata to holders of shares of the Company’s Series B Preferred Stock in the amounts of any cumulated, unpaid dividends due on such shares; (ii) second, pro rata to holders of shares of the Series B Preferred Stock in the amount of the liquidation preference of such shares; and (iii) third, pro rata to holders of shares of the Company’s common stock. It is not expected that there will be any funds distributed to holders of shares of common stock.

As permitted by Section 607.1405(2)(b), Florida Statutes, the Company’s share transfer records relative to its Series B Preferred Stock and its Common Stock shall be closed as of the June 27, 2011, effective date.

As of June 14, 2011, the Company had 12,842,298 shares of common stock issued and outstanding and 172 shares of Series B Preferred Stock issued and outstanding.

Item 2.01 Completion of Acquisition or Disposition of Assets.

On June 14, 2011, the Company consummated the transactions contemplated by that certain Asset Purchase Agreement (the “Agreement”) by and between IBERIABANK (the “Acquirer”) and the Company’s wholly-owned subsidiary, Florida Trust Company (the “Trust Company”). Pursuant to the Agreement, the Acquirer purchased substantially all of the assets (the “Assets”) of the Trust Company.

As consideration for the Assets, the Acquirer paid to the Trust Company an initial payment of $656,728 and will make a contingent payment of up to $743,272. The contingent payment will be paid on or about May 14, 2012, and will be determined based on the amount of revenue the Acquirer receives until that date from former Trust Company clients.

Item 9.01 Financial Statements and Exhibits.

Exhibit 2.01	Plan of Liquidation and Dissolution (incorporated by reference from the Definitive Proxy Statement filed with the Securities and Exchange Commission by the Company on March 17, 2011).

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Bank of Florida Corporation
(Registrant)
Date: June 27, 2011

/s/ Joe B. Cox
Joe B. Cox
Chief Executive Officer